Exhibit 4.2.5.4

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

AND

THE BANK OF NEW YORK MELLON
(formerly known as The Bank of New York, successor to JPMorgan Chase Bank, N.A., formerly known as JPMorgan Chase Bank, formerly known as The Chase
Manhattan Bank (successor to The Chase Manhattan Bank (National Association))),
as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of February 19, 2025

TO

INDENTURE

Dated as of December 1, 1990

Providing for an Amendment to the Indenture

Exhibit 4.2.5.4
This Third Supplemental Indenture, dated as of February 19, 2025, between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a corporation organized and existing under the laws of the State of New York (herein called the “Company”) and The Bank of New York Mellon (formerly known as The Bank of New York, successor to JPMorgan Chase Bank, N.A., formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association))), as Trustee (herein called the “Trustee”):

RECITALS OF THE COMPANY

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of December 1, 1990 (herein called the “Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996 (herein called the “First Supplemental Indenture”) and by the Second Supplemental Indenture, dated as of June 23, 2005 (herein called the “Second Supplemental Indenture”) to provide for the issuance in one or more series of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) and to provide for the general terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

WHEREAS, in accordance with Section 10.01(b) of the Indenture, the Company and the Trustee, without the consent of Securityholders, may enter into indentures supplemental to the Indenture for the purpose of adding to the covenants and agreements of the Company such further covenants, agreements, restrictions or conditions for the protection of the holders of the Securities of all or any series as the Board of Trustees and the Trustee shall consider to be for the protection of the holders of the Securities of such series; and

WHEREAS, in accordance with Section 10.01(e) of the Indenture, the Company and the Trustee, without the consent of Securityholders, may enter into indentures supplemental to the Indenture for the purpose of adding other conditions, limitations or restrictions thereafter to be observed by the Company; and

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery of this Third Supplemental Indenture have been authorized in accordance with the resolution of the Board of Trustees;

NOW, THEREFORE, in consideration of the premises and of the sum of $1 duly paid by the Trustee at the execution of these presents, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

Exhibit 4.2.5.4
ARTICLE ONE

Amendments to the Indenture
ARTICLE ONE
Amendments to the Indenture
The provisions of the Indenture are amended as follows, but solely with respect to any Securities issued following the date hereof.

Section 1.01. Amendments to Section 2.04.

(a) The second sentence of the first paragraph of Section 2.04 is hereby deleted in its entirety and replaced with the following:

“Such signatures may be manual, facsimile, PDF or electronically imaged (including, without limitation, DocuSign and Adobe Sign) signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Securities.”

(b) The first sentence of the second paragraph of Section 2.04 is hereby deleted in its entirety and replaced with the following:

“Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual, facsimile, PDF or electronically imaged (including, without limitation, DocuSign and Adobe Sign) signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.”

Section 1.02. Amendment to Section 3.02. The first sentence of the second paragraph of Section 3.02 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing of a notice of such redemption not less than 10 nor more than 60 days prior to the date fixed for redemption to the registered holders of Securities to be redeemed in whole or in part at their last addresses as they shall appear upon the Security Register.”
Section 1.03. Addition of Section 14.10. The following new section is hereby added to the Indenture immediately following Section 14.09:

SECTION 14.10. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such

Exhibit 4.2.5.4
Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs, charges or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Exhibit 4.2.5.4

Miscellaneous
ARTICLE TWO
Miscellaneous

Section 2.01. Execution as Supplemental Indenture. The Indenture, as heretofore supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture and as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, the Indenture as heretofore supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture shall be and be deemed to be modified and amended in accordance herewith, and all of the terms and conditions of this Third Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture as heretofore supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture for any and all purposes. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

Section 2.02. Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2.03. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.04. Law of New York to Govern. This Third Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be construed in accordance with the law of said State.

Section 2.05. Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Third Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Exhibit 4.2.5.4
Anything in this Third Supplemental Indenture to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture and any document to be signed in connection with the Indenture (including the Trustee’s certificate of authentication and including amendments, waivers, consents and other modifications, Company Orders, Officers’ Certificates and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated thereby, documents may be signed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity and enforceability as a manually-executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Exhibit 4.2.5.4
IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all on the day and year first above written.

                         CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
By:    /s/ Yukari Saegusa
Yukari Saegusa
Vice President and Treasurer
THE BANK OF NEW YORK MELLON, as Trustee
By:    /s/ Glenn Kunak
Glenn Kunak
Vice President